Exhibit 99.1

Contacts: Rob Stewart
Investor Relations
FOR RELEASE	Tel (949) 480-8300
February 21, 2007	Fax (949) 480-8301

ACACIA RESEARCH REPORTS FOURTH QUARTER
AND YEAR END FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - February 21, 2007 - Acacia Research Corporation (Nasdaq: ACTG; CBMX) today reported results for the three months and year ended December 31, 2006. Acacia Research Corporation comprises two operating groups, the Acacia Technologies group and the CombiMatrix group.

“Acacia Technologies revenues for the year ended December 31, 2006 were $34,825,000 compared to $19,574,000 for the year ended December 31, 2005.  Acacia Technologies reported a GAAP net loss of $5,496,000 or $0.20 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $9,259,000.  Cash and short-term investments were $44,998,000 compared to $38,960,000 at the end of the prior year. In 2006, Acacia Technologies began generating revenues from 7 new licensing programs and has now generated revenues from 22 licensing programs.  We acquired control of 20 patent portfolios for future licensing and now control 60 patent portfolios,” commented Acacia Research Corporation Chairman and CEO, Paul Ryan.

“Revenues for the fourth quarter of 2006 were $7,313,000 compared to $8,246,000 in the year ago period.  We acquired control of 7 new patent portfolios in the fourth quarter. For the fourth quarter, Acacia Technologies reported a GAAP net loss of $3,137,000 or $0.11 per share, including non-cash patent amortization and non-cash stock compensation charges totaling $2,346,000.”

“In 2007, Acacia Technologies expects continued growth in revenues, new licensing programs, and new patent portfolios for future licensing, as we build our leadership position in patent licensing.  Our licensing success during the past year is increasing opportunities for partnering with owners of patented technologies for future licensing programs,” concluded Mr. Ryan.

“The CombiMatrix group recognized revenues of $859,000 for the fourth quarter of 2006. This represented a revenue decline of 76% over the year ago quarter as well as a revenue decline of 53% over the third quarter of 2006. This was primarily due to the one-time recognition of $2,266,000 of previously deferred revenues, which were recognized during the fourth quarter of 2005 from the completion of our collaboration and development agreement with Toppan Printing, Ltd.,” commented Dr. Amit Kumar, CEO and President of CombiMatrix Corporation.

“Additionally, our revenue decline reflects the transition from selling products into the R&D market to a major focus on the molecular diagnostics market. With the launch of our array-based diagnostic services last year, our near-term pipeline, the positive response from the US FDA (announced last October), recent strategic and operational changes, coupled with our recent financing, we feel we are positioned well to succeed in the lucrative diagnostics market. We will continue to service our customers and distributors, but we have made operational changes to eliminate substantial costs of marketing into the R&D market. These changes were made in the fourth quarter of 2006 and early this year, and the results will be evident in our financial results during 2007,” concluded Dr. Kumar.

Acacia Research Corporation Consolidated Financial Results

For the Three Months Ended December 31, 2006 and 2005

Consolidated revenues for the fourth quarter of 2006 were $8,172,000 versus $11,890,000 in the comparable 2005 period. Fourth quarter 2006 revenues recognized by the Acacia Technologies group were $7,313,000 versus $8,246,000 in the comparable 2005 period. Fourth quarter 2006 revenues recognized by the CombiMatrix group were $859,000 versus $3,644,000 in the comparable 2005 period.

Acacia Research Corporation reported a fourth quarter 2006 consolidated GAAP net loss of $7,639,000 versus $2,868,000 in the comparable 2005 period. The fourth quarter 2006 net loss was comprised of a net loss for the Acacia Technologies group of $3,137,000 versus $1,083,000 in the comparable 2005 period, and a net loss for the CombiMatrix group of $4,502,000 versus $1,785,000 in the comparable 2005 period.

The fourth quarter 2006 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $3,489,000 versus $2,125,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects Acacia Research Corporation’s adoption of SFAS No. 123 (revised 2004), “Share-Based Payments,” (“SFAS No. 123(R)”), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements. Consolidated stock compensation expense for the fourth quarter of 2006 totaled $1,625,000, compared to $220,000 in the comparable 2005 period.

Fourth quarter 2006 consolidated results also included a non-cash gain of $1,091,000 versus $649,000 in the comparable 2005 period, related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of December 31, 2006.

Fourth quarter 2006 government contract costs totaled $483,000 versus $863,000 in the comparable 2005 period. Fourth quarter 2006 internal research and development expenses were $2,105,000 (including non-cash stock compensation charges of $300,000) versus $1,701,000 in the comparable 2005 period. Refer to “CombiMatrix Group Financial Results” below for additional information.

Consolidated marketing, general and administrative expenses for the fourth quarter of 2006, including non-cash stock compensation charges, were $7,130,000 versus $5,099,000 in the comparable 2005 period. Fourth quarter 2006 marketing, general and administrative expense included $1,325,000 in non-cash stock compensation expense versus $220,000 in the comparable 2005 period. Excluding the impact of the adoption of SFAS No. 123(R), the net increase was due primarily to the addition of licensing, business development and engineering personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s patent-related research and consulting expenses for new and ongoing licensing programs, an increase in accounting and legal professional fees related to the split-off of CombiMatrix Corporation from Acacia Research Corporation (the “split-off transaction”) and an increase in corporate, general and administrative costs related to the continued growth of Acacia Technologies group’s ongoing operations. The change also reflects an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics, as well as increased accounting and legal expenses incurred in connection with the split-off transaction.

Acacia Technologies group operating expenses for the fourth quarter of 2006 and 2005 included inventor royalties expenses of $2,496,000 and $2,590,000, respectively, and contingent legal fees expenses of $1,922,000 and $2,810,000, respectively. Refer to “Acacia Technologies Group Financial Results” below for additional information.

The Acacia Technologies group’s fourth quarter 2006 patent-related legal expenses were $977,000 versus $295,000 in the comparable 2005 period. Refer to “Acacia Technologies Group Financial Results” below for additional information.

For the Year Ended December 31, 2006 and 2005

Consolidated revenues for the year ended December 31, 2006 were $40,565,000 versus $27,607,000 in 2005. Acacia Technologies group revenues recognized in 2006 totaled $34,825,000 versus $19,574,000 in 2005. CombiMatrix group revenues recognized in 2006 totaled $5,740,000 versus $8,033,000 in 2005.

For the year ended December 31, 2006, Acacia Research Corporation reported a consolidated GAAP net loss of $25,456,000 versus $18,676,000 in 2005. The 2006 net loss was comprised of a net loss for the Acacia Technologies group of $5,496,000 versus $6,275,000 in 2005, and a net loss for the CombiMatrix group of $19,960,000 versus $12,401,000 in 2005.

The 2006 consolidated results included non-cash patent amortization, stock compensation and depreciation charges totaling $13,719,000 versus $7,361,000 in 2005.

The 2006 consolidated results also included a non-cash gain of $1,754,000, versus $812,000 in 2005, related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of December 31, 2006.

Government contract costs for 2006 totaled $1,959,000 versus $3,683,000 in 2005. Internal research and development expenses for 2006 were $9,485,000 (including non-cash stock compensation charges of $1,097,000) versus $5,783,000 in 2005. Refer to “CombiMatrix Group Financial Results” below for additional information.

Consolidated marketing, general and administrative expenses for 2006, including non-cash stock compensation charges, were $26,963,000 versus $17,926,000 in 2005. Marketing, general and administrative expense in 2006 included $5,206,000 in non-cash stock compensation expense versus $197,000 in 2005. Excluding the impact of the adoption of SFAS No. 123(R), the net increase was due primarily to the addition of licensing, business development and engineering personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s patent-related research and consulting expenses for new and ongoing licensing programs, an increase in professional fees related to the split-off transaction and an increase in corporate, general and administrative costs related to the continued growth of Acacia Technologies group’s ongoing operations. The change also reflects an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics, as well as increased accounting and legal expenses incurred in connection with the split-off transaction.

Acacia Technologies group operating expenses for 2006 and 2005 included inventor royalties expenses of $9,614,000 and $5,504,000, respectively, and contingent legal fees expenses of $7,545,000 and $5,602,000, respectively. Refer to “Acacia Technologies Group Financial Results” below for additional information.

The Acacia Technologies group’s 2006 patent-related legal expenses were $4,780,000 versus $2,468,000 in 2005. Refer to “Acacia Technologies Group Financial Results” below for additional information.

Financial Condition

Total consolidated assets were $109,604,000 as of December 31, 2006 compared to $121,434,000 as of December 31, 2005. Cash and cash equivalents and short-term investments on a consolidated basis totaled $59,340,000 as of December 31, 2006 compared to $59,173,000 as of December 31, 2005.

Acacia Technologies Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended December 31, 2006 and 2005

Fourth quarter 2006 license fee revenues recognized by the Acacia Technologies group were $7,313,000 versus $8,246,000 in the comparable 2005 period. Fourth quarter 2006 revenues included license fees from 13 new licensing agreements covering 6 of our technology licensing programs, including initial license fee revenues for our Audio Communications Fraud Detection technology licensing program. Fourth quarter 2006 license fee revenues also included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Interstitial Internet Advertising technology, and Multi-Dimensional Bar Code technology. To date, the Acacia Technologies group has generated revenues from 22 of its technology licensing programs.

Trailing twelve-month revenues for the Acacia Technologies group were $34.8 million as of December 31, 2006, as compared to $35.8 million at September 30, 2006, $34.1 million as of June 30, 2006, $22.4 million as of March 31, 2006, and $19.6 million as of December 31, 2005.

The Acacia Technologies group reported a fourth quarter 2006 division net loss of $3,137,000 versus $1,083,000 in the comparable 2005 period. Included in fourth quarter 2006 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $2,346,000 versus $1,569,000 in the comparable 2005 period. Fourth quarter 2006 non-cash stock compensation charges were $1,024,000 versus $233,000 in the comparable 2005 period. The increase in non-cash charges reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their financial statements, as described earlier.

Fourth quarter 2006 marketing, general and administrative expenses increased to $4,114,000 (including non-cash stock compensation charges of $1,024,000 related to the adoption of SFAS No. 123(R), as described earlier) from $2,617,000 (including non-cash stock compensation charges of $233,000) in the comparable 2005 period. Excluding the impact of non-cash stock compensation, the net increase was due primarily to the addition of licensing, business development and engineering personnel, an increase in patent-related research and consulting expenses for new and ongoing licensing programs, an increase in accounting and legal expenses related to the split-off transaction and an increase in corporate, general and administrative costs related to the continued growth of Acacia Technologies group’s ongoing operations.

Acacia Technologies group operating expenses for the fourth quarter of 2006 and 2005 included inventor royalties expenses of $2,496,000 and $2,590,000, respectively, and contingent legal fees expenses of $1,922,000 and $2,810,000, respectively. The majority of the Acacia Technologies group’s patent portfolios are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. The economic terms of the inventor and contingent arrangements, if any, vary across the Acacia Technologies group’s patent portfolios. As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.

Fourth quarter 2006 patent-related legal expenses were $977,000 versus $295,000 in the comparable 2005 period. Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Patent-related legal expenses include case related costs billed by outside counsel for economic analyses and damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs. We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above in connection with the Acacia Technologies group’s current and future patent commercialization and enforcement programs.

For the Year Ended December 31, 2006 and 2005

License fee revenues recognized by the Acacia Technologies group in 2006 totaled $34,825,000 versus $19,574,000 in 2005. License fee revenues in 2006 included fees from the licensing of our DMT® technology, Audio/Video Enhancement and Synchronization technology, Image Resolution Enhancement technology, Credit Card Fraud Control technology, Interstitial Internet Advertising technology, Laptop Connectivity technology, Multi-Dimensional Bar Code technology, Product Activation technology, Dynamic Manufacturing Modeling technology, Enhanced Internet Navigation technology, Interactive Data Sharing technology, Audio Communications Fraud Detection technology and Resource Scheduling technology.

The Acacia Technologies group’s 2006 division net loss was $5,496,000 versus $6,275,000 in 2005. Included in the 2006 divisional results are non-cash stock compensation charges and non-cash patent amortization charges totaling $9,259,000 versus $5,278,000 in 2005. Non-cash stock compensation charges in 2006 totaled $3,946,000 versus $356,000 in 2005. The increase in non-cash stock compensation charges reflects the impact of the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their financial statements, as described earlier.

Marketing, general and administrative expenses for 2006 increased to $14,256,000 (including non-cash stock compensation charges of $3,946,000) from $8,099,000 (including non-cash stock compensation charges of $356,000) in the comparable 2005 period. Excluding the impact of non-cash stock compensation, the net increase was due primarily to the addition of licensing, business development and engineering personnel for the Acacia Technologies group, an increase in the Acacia Technologies group’s patent-related research and consulting expenses for new and ongoing licensing programs, an increase in accounting and legal fees related to the split-off transaction and an increase in corporate, general and administrative costs related to the continued growth of Acacia Technologies group’s ongoing operations.

Acacia Technologies group operating expenses for 2006 and 2005 included inventor royalties expenses of $9,614,000 and $5,504,000, respectively, and contingent legal fees expenses of $7,545,000 and $5,602,000 respectively. The majority of the Acacia Technologies group’s patent portfolios are subject to patent and patent rights agreements with inventors containing provisions granting to the original patent owner the right to receive inventor royalties based on future net revenues, as defined in the respective agreements, and may also be subject to contingent legal fee arrangements with external law firms engaged on a contingent fee basis. The economic terms of the inventor and contingent arrangements, if any, vary across the Acacia Technologies group’s patent portfolios. As such, inventor royalties and contingent legal fees expenses fluctuate period to period based on the amount of revenues recognized each period and the mix of specific patent portfolios generating revenues each period.

Patent-related legal expenses for 2006 were $4,780,000 versus $2,468,000 in 2005. Patent-related legal expenses include patent-related prosecution and enforcement costs incurred by outside patent attorneys engaged on an hourly basis and the out-of-pocket expenses incurred by law firms engaged on a contingent fee basis. Patent-related legal expenses fluctuate from period to period based on patent enforcement and prosecution activity associated with ongoing licensing and enforcement programs and the timing of the commencement of new licensing and enforcement programs in each period. Patent-related legal expenses include case related costs billed by outside counsel for economic analyses and damages assessments, expert witnesses and other consultants, case related audio/video presentations for the court, and other litigation support and administrative costs. We expect patent-related legal expenses to continue to fluctuate quarter to quarter based on the factors summarized above in connection with the Acacia Technologies group’s current and future patent commercialization and enforcement programs.

Financial Condition

Total assets for the Acacia Technologies group were $65,770,000 as of December 31, 2006 compared to $68,893,000 as of December 31, 2005. Cash and cash equivalents and short-term investments totaled $44,998,000 as of December 31, 2006 compared to $38,960,000 as of December 31, 2005.

CombiMatrix Group Financial Results
(A Division of Acacia Research Corporation)

For the Three Months Ended December 31, 2006 and 2005

Revenues for the fourth quarter of 2006 were $859,000 versus $3,644,000 in the comparable 2005 period. Fourth quarter 2006 revenues were comprised of $511,000 in government contact revenues and $348,000 in CustomArrayTM product, equipment and service revenues. Fourth quarter 2005 revenues were comprised of $864,000 of government contract revenues, $514,000 of CustomArrayTM product and service revenues, and $2,266,000 in one-time collaboration revenues from completion of our development and collaboration agreement with Toppan Printing, Ltd. during the fourth quarter of 2005.

The fourth quarter 2006 division net loss was $4,502,000 versus $1,785,000 in the comparable 2005 period. The fourth quarter 2006 results included non-cash stock compensation, patent amortization and depreciation charges totaling $1,119,000 versus $540,000 in the comparable 2005 period. The increase in non-cash charges primarily reflects the adoption of SFAS No. 123(R), effective January 1, 2006, which requires public companies to measure all employee stock-based compensation awards using a fair-value method and record such expense in their consolidated financial statements, as discussed earlier. Fourth quarter non-cash stock compensation charges included in research and development expense and marketing, general and administrative expense totaled $300,000 and $301,000, respectively. The fourth quarter 2006 results also included a non-cash gain of $1,091,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of December 31, 2006, compared to $649,000 for the comparable 2005 period.

Fourth quarter 2006 government contract costs totaled $483,000 versus $863,000 in the comparable 2005 period. The decrease was due to a lower level of activity under our biological threat detection contract with the Department of Defense during the fourth quarter of 2006 compared to 2005. Fourth quarter 2006 internal research and development expenses were $2,105,000 (including non-cash stock compensation charges of $300,000) versus $1,701,000 in the comparable 2005 period. The increase in internal research and development expenses was due to increased activity in the area of high-density array development as well as to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Fourth quarter 2006 marketing, general and administrative expenses increased to $3,016,000 (including non-cash stock compensation charges of $301,000) from $2,482,000 in the comparable 2005 period. Excluding the impact of non-cash stock compensation, the increase was due primarily to an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics, as well as increased accounting and legal expenses incurred in connection with the split-off transaction.

For the Year Ended December 31, 2006 and 2005

Revenues for 2006 were $5,740,000 versus $8,033,000 in 2005. Revenues for 2006 were comprised of $2,074,000 in government contact revenues and $3,666,000 in CustomArrayTM product, equipment and service revenues, including $221,000 of array revenue from our diagnostics subsidiary, CombiMatrix Molecular Diagnostics. Revenues for 2005 were comprised of $3,849,000 of government contract revenues, $1,918,000 of CustomArrayTM product and service revenues and $2,266,000 in one-time collaboration revenues from completion of our development and collaboration agreement with Toppan Printing, Ltd. during the fourth quarter of 2005.

The 2006 division net loss was $19,960,000 versus $12,401,000 in 2005. The 2006 results included non-cash stock compensation, patent amortization and depreciation charges totaling $4,382,000 versus $2,024,000 in 2005. The increase in non-cash charges primarily reflects the adoption of SFAS No. 123(R), effective January 1, 2006, as discussed earlier. Annual non-cash stock compensation charges included in research and development expense and marketing, general and administrative expense totaled $1,097,000 and $1,260,000, respectively. The 2006 results also included a non-cash gain of $1,754,000 related to the adjustment of the CombiMatrix group’s long-term warrant liability to fair value as of December 31, 2006, compared to $812,000 for the comparable 2005 period.

Government contract costs for 2006 totaled $1,959,000 versus $3,683,000 in 2005. The decrease was due to lower levels of activity under our biological threat detection contracts with the Department of Defense in 2006 compared to 2005. Internal research and development expenses for 2006 were $9,485,000 (including non-cash stock compensation charges of $1,097,000) versus $5,783,000 in 2005. The increase in internal research and development expenses was due to increased activity in the area of high-density array and synthesizer development as well as to the impact of the CombiMatrix group’s wholly owned subsidiary, CombiMatrix Molecular Diagnostics, which was formed and began research and development activities in the second quarter of 2005.

Marketing, general and administrative expenses for 2006 increased to $12,707,000 (including non-cash stock compensation charges of $1,260,000) from $9,827,000 in 2005. Excluding the impact of non-cash stock compensation, the increase was due primarily to an increase in general and administrative expenses incurred by the CombiMatrix group in connection with the ongoing operations of CombiMatrix Molecular Diagnostics, as well as increased accounting and legal expenses incurred in connection with the split-off transaction.

Financial Condition

Total assets for the CombiMatrix group were $44,214,000 as of December 31, 2006 compared to $52,541,000 as of December 31, 2005.

In December 2006, Acacia Research Corporation completed a registered direct offering raising gross proceeds of $9,964,000 through the issuance of 9,768,313 units. Each unit consists of one share of AR-CombiMatrix common stock and 1.2 five-year common stock warrants, for a total of 9,768,313 shares and warrants to purchase 11,721,975 shares of AR-CombiMatrix common stock, respectively, issued to investors. Each warrant entitles the holder to purchase a share of AR-CombiMatrix stock at a price of $0.87 per share. Acacia Research Corporation issued an additional 488,416 warrants of AR-CombiMatrix stock with an exercise price of $1.09 per share to the placement agent. Net proceeds raised from the private equity financing of $9,266,000 were attributed to the CombiMatrix group. In addition, the standby equity distribution agreement with Cornell Capital Partners, LP ("Cornell") was canceled in December 2006.

Cash and cash equivalents and short-term investments totaled $14,342,000 as of December 31, 2006 compared to $20,213,000 as of December 31, 2005. Due to the CombiMatrix group’s lower cash and short-term investment balances as of December 31, 2006, coupled with the CombiMatrix group’s expected use of cash from operations during 2007, there is substantial doubt regarding CombiMatrix group's ability to continue as a going concern. Management plans to obtain additional equity financing to obtain the cash necessary to continue to fund operations and execute its business objectives. However, there is no assurance that CombiMatrix group will be successful in obtaining additional equity financing, or will be able to obtain such financing on acceptable terms.

Business Highlights and Recent Developments

Business highlights of the fourth quarter and recent developments include:

Acacia Technologies group:
•
IP Innovation, LLC, a wholly owned subsidiary that is a part of the Acacia Technologies group, entered into license agreements with Funai Electric Co., Ltd., and Dell Inc., covering patents that apply to our Image Resolution Enhancement technologies. The Agreement with Dell Inc. resolves litigation that was pending in the District Court for the Northern District of Illinois with respect to certain Dell products. The Image Resolution Enhancement Technology generally relates to the modification of a video or printed display to improve the perceived image quality beyond the basic pixel resolution of the display.

•
IP Innovation, LLC entered into a license and settlement agreement with L.G. Electronics, Inc. covering patents that apply to Audio/Video Enhancement and Synchronization, and Image Resolution Enhancement technologies. The agreement with L.G. Electronics resolves a patent infringement lawsuit which was pending in the United States District Court for the Northern District of Illinois. The Audio/Video Enhancement and Synchronization technologies generally relate to the use of a noise reduction filtering system for digital video compression, and for video and audio signals received by digital radios and video displays. Other aspects of the technologies apply to the synchronization of audio/video signals.

•
InternetAd Systems, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with OpenTable, Inc. (provides restaurants with a realtime online electronic reservation system) and Best Western International, Inc., covering a patent that applies to interstitial Internet advertising. The agreement with Best Western International, Inc. resolves a patent infringement lawsuit that was pending in the District Court for the Northern District of Texas. The interstitial Internet advertising technology generally relates to the display of certain advertising, informational, and branding messages that appear between or outside the web pages when the user is conducting a search.

•
VData, LLC, a wholly owned subsidiary that is part of the Acacia Technologies group, entered into license agreements with the following companies covering a portfolio of patents that apply to certain multi-dimensional bar codes:

•	Wyeth
•	Unilever
•	Capital One
•	LG Electronics, Inc.

•
Credit Card Fraud Control Corporation, a wholly owned subsidiary of the Acacia Technologies group, entered into a non-exclusive license covering a patent that applies to fraud protection technology with Center.com, Inc., dba Astrocenter.com. The patented technology generally relates to methods for determining and preventing fraud when using telephonic, computer network or other communication services to complete a sale. The claims cover methods for preventing fraud during the purchase of services for entertainment or technical support.  These methods help protect vendors from credit card charge-backs and help protect consumers whose credit card numbers may have been stolen.

•	Acacia Patent Acquisition Corporation, a wholly owned subsidiary that is part of the Acacia Technologies group, continued its patent and patent rights acquisition activities as follows:

•
In October 2006, acquired a patent relating to automated notification of tax return status. This patented technology generally relates to a system for monitoring the status of a client’s tax return and automatically notifying the client of a change in status. This system can be used by a tax preparation service to monitor the electronic filing of their client’s income tax returns.

•
In October 2006, acquired rights to patents relating to wireless traffic information technology from TrafficGauge, Inc., www.trafficgauge.com. This patented technology generally relates to transmitting, receiving and displaying traffic information on portable handheld and mobile displays. It covers a variety of wireless distribution methods, such as FM radio and satellite, as well as the devices used to display the traffic maps. This technology enables users to identify traffic congestion and can be used with in-vehicle navigation displays and portable handheld units such as cell phones and PDA’s.

•
In November 2006, acquired rights to a patent relating to aligned wafer bonding technology. This patented technology generally relates to the precision alignment and bonding of micromechanical, electrical and optical structures. This technology can be used for the bonding of surface features in the fabrication of Micro Electromechanical Systems (MEMS) and semiconductor devices, including high end microprocessors.

•
In November 2006, acquired rights to patents relating to location based services (LBS) technology. This patented technology generally relates to locating mobile units, such as cell phones and embedded vehicle radios, within a cellular network and using the position information to provide services to the mobile user. It covers various means of accurately locating a mobile unit, including GPS and cell site triangulation. This technology is applicable to wireless emergency services (E911), vehicle tracking, vehicle assistance services and many other services that rely on knowing the location of a mobile user.

•
In November 2006, acquired rights to patents relating to document generation technology. This patented technology generally relates to storing data in databases such that it could be used to quickly populate multiple document templates. This technology can be used in medical applications such as Electronic Medical Records (EMR) and Electronic Health Records (EHR), as well as document generation applications in the financial, legal, and insurance industries.

•
In December 2006, acquired rights to a patent relating to electronic address list management. This patented technology can allow a user to manage an address list on a computer and transfer the list to an electronic device such as a cell phone.

•
In December 2006, acquired rights to a patent relating to systems used to monitor patient statistics and lab data for critical events. This patented technology detects patient statistics or lab results, such as vital signs or blood tests, which are outside a specified range and then automatically pages the appropriate medical personnel with a critical event message.

•
In November 2006, Matthew Vella joined the Acacia Technologies group, as Vice President, Licensing. Mr. Vella was most recently Senior Intellectual Property Counsel with ATI Technologies. He previously held positions with Nortel Networks, Inc. as Lead Patent Licensing Counsel and with Nortel Networks Corporation as Corporate Counsel. Mr. Vella is a registered patent attorney who holds a B.S. degree in Electrical Engineering from the Carleton University, and a J. D. degree from University of Toronto Law School.

•
Since the last report to stockholders on October 26, 2006, companies that are part of the Acacia Technologies group dismissed 5 lawsuits in their entirety involving 7 parties, in connection with our Broadcast Data Retrieval, Product Activation, and Image Resolution Enhancement technologies. We also dismissed 5 parties from ongoing litigation in connection with our Audio/Video Enhancement, User Activated Internet Advertising, Portable Devices with links and Credit Card Fraud Protection technologies. As previously announced, our Credit Card Fraud Protection patent emerged from re-reexamination from the USPTO with all of its claims in tact, and we are again vigorously pursuing our licensing and enforcement campaign for that technology.  In addition, we became involved in  5 new  lawsuits  with 22 companies in connection with our Information Monitoring, Portable Devices with links, Telematics, High Quality Image Processing, and Broadcast Data Retrieval technologies.   We currently have 33 ongoing lawsuits involving  118  companies.

CombiMatrix group:

•
On September 5, 2006, the CombiMatrix group announced that its subsidiary, CMDX, had commercially launched its fist molecular diagnostic service. Physicians are now able to prescribe this test for their patients. The first offering utilizes CMDX’s Constitutional Genetic Array Test, which can genetically identify over 50 common genetic disorders in one test.

•
On October 9, 2006, the CombiMatrix group announced that the 2007 Defense Appropriations Bill signed into law by President Bush includes two new allocations of $1.0M each for the CombiMatrix group. This funding will support efforts by CombiMatrix to continue the development and deployment of its microarray technologies for the detection of biological-threat agents and infectious pathogens such as the highly pathogenic Eurasian Influenza A Virus (H5N1).

•
On October 18, 2006 the CombiMatrix group received a letter from the Office of In Vitro Diagnostic Device Evaluation and Safety (OIVD) indicating that CMDX’s plans to market its Constitutional Genetic Array Test need not be regulated as an In Vitro Diagnostic Multivariate Index Assay, under the OIVD’s recently published guidelines.

•
On November 10, 2006, the CombiMatrix group announced that its diagnostics subsidiary, CMDX, had launched a new test that discriminates malignant melanoma from benign moles. This test, which is based on the company’s CustomArray platform, is a new molecular diagnostics tool that enables pathologists to resolve difficult-to-diagnose cases through an objective genetic analysis.

A conference call is scheduled for today. The Acacia Technologies Group presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern). The CombiMatrix Group presentation and Q&A session will start at 2:15 p.m. Pacific Time (5:15 p.m. Eastern).

To listen to the presentation by phone, dial (800) 289-0569 for domestic callers and (913) 981-5542 for international callers, both of whom will need to provide the operator with the confirmation code 5946001. A replay of the audio presentation will be available for 30 days at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, both of whom will need to enter the code 5946001 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 60 patent portfolios, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq:ACTG - News) and Acacia Research-CombiMatrix (Nasdaq:CBMX - News) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.
Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONSOLIDATED BALANCE SHEET INFORMATION
	December 31,	December 31,
	2006	2005

Total Assets	$109,604	$121,434
Total Liabilities	$15,295	$14,090
Minority Interests	$ _-_	$447
Total Stockholders’ Equity	$94,309	$106,897

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenues:
Collaboration agreements	$-	$2,266	$-	$2,266
License fees	7,313	8,246	34,825	19,574
Government contract	511	864	2,074	3,849
Products	228	467	3,278	1,765
Service contracts	120	47	388	153
Total revenues	8,172	11,890	40,565	27,607

Operating expenses:
Cost of government contract revenues	483	863	1,959	3,683
Cost of product sales	285	185	1,258	820
Research and development expenses (including non-cash stock compensation expense of $300 and $1,097 for the three and twelve months ended December 31, 2006 and $0 for the three and twelve months ended December 31, 2005)	2,105	1,701	9,485	5,783
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,325 and $5,206 for the three and twelve months ended December 31, 2006 and $220 and $197 for the three and twelve months ended December 31, 2005)	7,130	5,099	26,963	17,926
Legal expenses - patents	977	295	4,780	2,468
Inventor royalties and contingent legal fees expense - patents	4,418	5,400	17,159	11,106
Inventor royalties - V-chip	-	-	-	225
Goodwill impairment charge	-	565	-	565
Write-off of patent-related intangible asset	-	-	297	-
Amortization of patents and royalties	1,729	1,697	6,795	6,234
Legal settlement charges (credits)	-	-	-	(406)
Loss from equity investment	250	150	1,036	352

Total operating expenses	17,377	15,955	69,732	48,756

Operating loss	(9,205)	(4,065)	(29,167)	(21,149)

Total other income	1,566	1,153	3,717	2,406

Loss from continuing operations before income taxes and minority interests	(7,639)	(2,912)	(25,450)	(18,743)

(Provision) benefit for income taxes	-	70	(6)	302

Loss from continuing operations before minority interests	(7,639)	(2,842)	(25,456)	(18,441)

Minority interests	-	1	-	2
				-
Loss from continuing operations	(7,639)	(2,841)	(25,456)	(18,439)

Discontinued operations:
				-
Estimated loss on disposal of discontinued operations	-	(27)	-	(237)
				-
Net loss	$(7,639)	$(2,868)	$(25,456)	$(18,676)

Earnings (loss) per common share:
Attributable to the Acacia Technologies group:
Loss from continuing operations	$(3,137)	$(1,056)	$(5,496)	$(6,038)
Basic and diluted loss per share	(0.11)	(0.04)	(0.20)	(0.23)
Loss from discontinued operations	$-	$(27)	$-	$(237)
Basic and diluted loss per share	-	-	-	(0.01)
Net loss	$(3,137)	$(1,083)	$(5,496)	$(6,275)
Basic and diluted loss per share	(0.11)	(0.04)	(0.20)	(0.24)

Attributable to the CombiMatrix group:
Net loss	$(4,502)	$(1,785)	$(19,960)	$(12,401)
Basic and diluted loss per share	(0.10)	(0.05)	(0.49)	(0.37)

Weighted average shares:
Acacia Research - Acacia Technologies stock:
Basic and diluted	27,708,902	27,352,312	27,547,651	26,630,732
Acacia Research - CombiMatrix stock:
Basic and diluted	44,120,736	38,992,402	40,605,038	33,678,603

ACACIA TECHNOLOGIES GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION
	December 31,	December 31,
	2006	2005

Total Assets	$65,770	$68,893
Total Liabilities	$4,276	$6,647
Minority Interests	$-	$443
Total Stockholders’ Equity	$61,494	$61,803

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenues:
License fees	$7,313	$8,246	$34,825	$19,574

Total revenues	7,313	8,246	34,825	19,574

Operating expenses:
Marketing, general and administrative expenses (including non-cash stock compensation expense of $1,024 and $3,946 for the three and twelve months ended December 31, 2006 and $233 and $356 for the three and twelve months ended December 31, 2005)	4,114	2,617	14,256	8,099
Legal expenses - patents	977	295	4,780	2,468
Inventor royalties and contingent legal fees expense - patents	4,418	5,400	17,159	11,106
Inventor royalties - V-chip	-	-	-	225
Write-off of patent-related intangible asset	-	-	297	-
Amortization of patents	1,322	1,336	5,313	4,922

Total operating expenses	10,831	9,648	41,805	26,820

Operating loss	(3,518)	(1,402)	(6,980)	(7,246)

Total other income	381	309	1,524	1,071

Loss from continuing operations before income taxes and minority interests	(3,137)	(1,093)	(5,456)	(6,175)

Benefit (provision) for income taxes	-	36	(40)	135

Loss from continuing operations before
minority interests	(3,137)	(1,057)	(5,496)	(6,040)

Minority interests	-	1	-	2

Loss from continuing operations	(3,137)	(1,056)	(5,496)	(6,038)

Discontinued operations:

Estimated loss on disposal of discontinued operations	-	(27)	-	(237)

Division net loss	$(3,137)	$(1,083)	$(5,496)	$(6,275)

COMBIMATRIX GROUP
(A Division of Acacia Research Corporation)
SUMMARY FINANCIAL INFORMATION
(In thousands)
(Unaudited)

GROUP BALANCE SHEET INFORMATION
	December 31,	December 31,
	2006	2005
Total Assets	$44,214	$52,541
Total Liabilities	$11,399	$7,443
Minority Interests	$-	$4
Total Stockholders’ Equity	$32,815	$45,094

GROUP STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Years Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Revenues:
Collaboration agreements	$-	$2,266	$-	$2,266
Government contract	511	864	2,074	3,849
Products	228	467	3,278	1,765
Service contracts	120	47	388	153

Total revenues	859	3,644	5,740	8,033

Operating expenses:
Cost of government contract revenues	483	863	1,959	3,683
Cost of product sales	285	185	1,258	820
Research and development expenses (including non-cash stock compensation expense of $300 and $1,097 for the three and twelve months ended December 31, 2006 and $0 for the three and twelve months ended December 31, 2005)	2,105	1,701	9,485	5,783
Marketing, general and administrative expenses (including non-cash stock compensation expense of $301 and $1,260 for the three and twelve months ended December 31, 2006 and ($13) and ($159) for the three and twelve months ended December 31, 2005)	3,016	2,482	12,707	9,827
Goodwill impairment charge	-	565	-	565
Amortization of patents and royalties	407	361	1,482	1,312
Legal settlement charges (credits)	-	-	-	(406)
Loss from equity investment	250	150	1,036	352

Total operating expenses	6,546	6,307	27,927	21,936

Operating loss	(5,687)	(2,663)	(22,187)	(13,903)

Total other income	1,185	844	2,193	1,335

Loss from operations before income taxes	(4,502)	(1,819)	(19,994)	(12,568)
Benefit for income taxes	-	34	34	167
Division net loss	$(4,502)	$(1,785)	$(19,960)	$(12,401)